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                                                                   EXHIBIT 10.43

                               OPTION AGREEMENT

This Option Agreement entered into at Riverton, Wyoming this 14th day of June, 1995, by and between U.S. Energy Corp. and Crested Corp. d/b/a/ USECC.

WITNESSETH:

WHEREAS, U.S. Energy Corp. and Crested Corp. d/b/a USECC operate a Fixed Base Operation (FBO) known as Western Executive Air (WEA) at the Riverton Regional Airport (the "Airport") and USECC has experienced increased aircraft occupancy in their hangar operated under lease by WEA; and

WHEREAS, aviation related business has increased and is expected to increase further while additional hangar and building space is limited at the Airport; and

WHEREAS, Arrowstar Investments Inc. (AII) owns a 7,200 square foot hangar located on a leasehold at the Airport more fully described in that certain Lease Agreement between the City of Riverton and Richard Gilpatrick d/b/a RENTCO dated August 29, 1991, which was assigned to AII on December 28, 1992 attached as Exhibit "A", and

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WHEREAS, AII controls the leasehold for the property (where the hangar formerly owned and operated by RENTCO) for a period of at least 16 years from the date of this document, and AII desires to provide an option for USECC to acquire it.

NOW THEREFORE, for consideration OF $10.00 and other considerations and the mutual understanding set forth herein, the parties agree as follows:

1. AII grants USECC an option to purchase AII's hangar and its leasehold from the City of Riverton for a minimum price of $110,000 or a greater value depending on market conditions to be mutually agreed upon by both parties. 2. This Option is for 6 years from the date of the execution of this Option.

Dated the day and year first above written.

ARROWSTAR INVESTMENTS, INC.

s/ Mark Larsen
-------------------------------
Mark Larsen, President



USECC BY
U.S. ENERGY CORP.

s/ Harold Herron
-------------------------------
Hal Herron, Vice President

USECC BY
CRESTED CORP.

s/ Max T. Evans
-------------------------------
Max T. Evans, President

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